EXHIBIT 21

                   SUBSIDIARIES OF XECHEM INTERNATIONAL, INC.
                   ------------------------------------------

                                                            NAME UNDER WHICH
NAME                          STATE OF INCORPORATION    SUBSIDIARY DOES BUSINESS
----                          ----------------------    ------------------------

Xechem, Inc.                         Illinois                   Same

Xechem Laboratories, Inc.           New Jersey                  Same

XetaPharm, Inc.                     New Jersey                  Same

Xechem (India) Pvt., Ltd.              ----                     Same